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                                                                  Exhibit 10.30

October 9, 2001

Mr. Richard Ghiossi
1738 Montemar Way
San Jose, CA 95125

Dear Richard:

I'm pleased to offer you the position of Chief Marketing Officer (CMO); Senior Vice President, Marketing and Strategy with Sagent Technology, Inc. In this exempt position, you will be the leader of our Marketing and Planning staffs, reporting directly to Ben Barnes. Your start date will be October 16, 2001.

Your compensation will consist of salary, bonus, available employee benefit programs and a stock option grant. Your semi-monthly salary will be $7,291.66 annualized to $175,000.00. Your target at plan is $262,500 based upon a 50% bonus of $87,500, with successful achievement of mutually-agreed upon objectives. This bonus will be paid annually and on a pro-rated basis for 2001. You will receive a stock option grant of 150,000 shares subject to approval by the Stock Option Committee. The grant will vest ratably over 48 months. You will be eligible for the Executive Change in Control policy, a copy of which is attached.

Sagent Technology, Inc. is an "at will" employer, and consequently, employment at Sagent is for no definite period of time and can be terminated at the will of either Sagent or the employee at any time and for any reason, with or without cause.

As an employer based in the United States, Sagent Technology, Inc. is required to verify that its employees are eligible to work in the United States. On your first day of employment, you will be required to certify that you are a citizen or lawful permanent resident or an alien authorized to work in the U.S. Please bring your Employment Eligibility Verification (Form I-9) and acceptable supporting documents (as listed on the reverse side of the I-9 Form) to your first day of work. If you expect to have any difficulty in producing these documents, please contact our Human Resources Department prior to your employment to discuss alternative suitable documentation.

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You will be required to sign a statement agreeing to hold the company's proprietary information confidential during and after your employment. You will also be required to sign a statement that you have not brought any former employer's proprietary information or any of their clients' proprietary information with you. You will be required to sign an inventions agreement that assigns to the company any patentable inventions that you create through your work with the company.

Please indicate your acceptance of this offer by signing below and faxing back to me at 650-815-3433. If you have any questions please feel free to contact me.

All of the members of Sagent Technology, Inc. look forward to working with you and appreciate the talents you bring to your position and the company.

Sincerely,

Anne Crumm
Vice President, Human Resources

Accepted by:

_____________________________      ____________________     ___________________
Richard Ghiossi                    Today's Date             Start Date

Attach: Executive Change in Control Policy